SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 10, 2004 (June 9, 2004)

Mission Resources Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-09498	76-0437769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Lamar

Suite 1455

Houston, Texas 77010-3039

(Address and Zip Code of Principal Executive Offices)

(713) 495-3000

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required Regulation FD Disclosure.

Mission Resources entered into new gas hedging agreements. On June 9, 2004, the Company entered into gas collar hedges for 2,000 MMBtu per day for all of 2005 with a floor price of $5.00 per MMBtu and an average ceiling price of $7.91 per MMBtu. On June 10, 2004, Mission Resources entered into a first quarter 2006 gas hedge agreement for 2,000 MMBtu per day with a floor of $5.00 and a ceiling of $8.00.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION RESOURCES CORPORATION

Date: June 10, 2004	By:	/s/ Richard W. Piacenti
	Name:	Richard W. Piacenti
	Title:	Executive Vice President & Chief Financial Officer